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                                                                     Exhibit 6.3

         CONDITIONAL RELEASE AGREEMENT AND REAFFIRMATION OF GUARANTIES

     This CONDITIONAL RELEASE AGREEMENT AND REAFFIRMATION OF GUARANTIES dated as of October 16, 2001 (the "Agreement"), is made by and among FIRST BANK AND TRUST, a California banking corporation, hereinafter referred to as "Bank," and PROSHOT GOLF, INC., a corporation, hereinafter referred to as "ProShot," and the persons and entities signing below as Guarantors (collectively, the "Guarantors'), with reference to the following facts and circumstances:

                                   RECITALS:

     A. ProShot and Bank entered into that certain Business Loan Agreement, dated November 17, 1998 (as amended, the "Loan Agreement"), pursuant to which Bank extended to ProShot a credit facility on the terms and conditions set forth therein.

     B. The obligations of ProShot under the Loan Agreement are secured by, among other things, the assets described on Exhibit A attached hereto
                                            ---------
(collectively, the "Collateral").

     C. ProShot is in default under its obligations to Bank under the Loan Agreement.

     D. At the request of Bank, ProShot has agreed to transfer possession of the Collateral to the Bank pending foreclosure of the Collateral by the Bank pursuant to that certain Collateral Management Agreement, dated of even date herewith (the "Management Agreement"), by and among Bank, ProShot and ProShot Investors, LLC, a California limited liability company ("Manager").

     E. In order to induce ProShot to execute and deliver the Management Agreement, transfer possession of the Collateral to the Manager and Bank, and agree not to interfere with the foreclosure of the Bank's security interest in the Collateral, ProShot is requiring that Bank agree to release ProShot from all obligations secured by the Collateral and under the Loan Agreement and all documents and instruments securing and relating thereto (collectively, the "Loan Documents");

     F. Bank is willing to agree to release ProShot on the terms and conditions set forth herein, provided that such release shall have no effect on the obligations of the Guarantors under their respective guaranties of the obligations of ProShot under the Loan Documents, and that the Guarantors reaffirm such guaranties as provided herein.

     NOW, THEREFORE, in consideration of the foregoing recitals, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

     1.  Conditional Release.   Bank hereby agrees to release ProShot from all
         obligations of ProShot to the Bank secured by the Collateral or otherwise arising under the Loan Documents, except for an amount equal to $1,408,447.16 (the "Letter of Credit Amount"), immediately following the foreclosure of the security interest of the Bank in the Collateral, and Bank hereby agrees to release ProShot from its obligations secured by the Collateral and/or arising under the Loan Documents with respect to the
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         Letter of Credit Amount upon receipt by Bank of the proceeds of one or more draws under the letters of credit delivered to the Bank to support the obligations of ProShot to the Bank, in each case only if the following conditions precedent are met: (a) ProShot at no time interferes directly or indirectly with any action taken by Bank to enforce its security interest in the Collateral or causes directly or indirectly a delay in the consummation of such foreclosure, and (b) no voluntary or involuntary petition in bankruptcy is filed by or against ProShot at any time before the consummation of such foreclosure.

     2. Reaffirmation of Guaranties. Guarantors hereby (a) consent to the release by Bank of the obligations of ProShot secured by the Collateral and otherwise under the Loan Documents pursuant to Section 1 above, (b) acknowledge and agree that the release by Bank of such obligations of ProShot shall not release any of the obligations of the Guarantors under their respective guaranties of the obligations of ProShot, (c) reaffirm their respective guaranties of such obligations of ProShot and agree to continue to be bound thereby despite any release by Bank of the obligations of ProShot, and (d) waive any rights they may have under California Civil Code Section 2819.

    3. Agreement by ProShot not to Interfere with Foreclosure. ProShot hereby agrees that (a) at no time will ProShot interfere directly or indirectly with any action taken by Bank to enforce its security interest in the Collateral or cause directly or indirectly a delay in the consummation of the foreclosure by the Bank of its security interest in the Collateral, and (b) ProShot will not voluntarily file a petition in bankruptcy at any time before the consummation of such foreclosure.

     4. Indemnity of Bank by Guarantors. Guarantors hereby agree to indemnify, defend and hold harmless Bank from and against any loss, cost, liability or expense (including, without limitation, reasonable attorneys' fees and expenses) arising out of or relating to the foreclosure of the Bank's security interest in the Collateral, except to the extent any such loss, cost, liability or expense results from the gross negligence or willful misconduct of Bank.

     5. Arbitration. Any and all controversies between or among the parties to this Agreement arising under this Agreement, or as the result of the termination thereof, whether sounding in tort, contract or otherwise, or involving the construction or application of any of the terms, provisions or conditions of this Agreement shall be submitted to arbitration.

         a. The parties hereto further agree that any claim based in whole or in part on any statute or law of the United States or of the State of California shall similarly be submitted to arbitration to the fullest extent permitted by law.

         b. The parties hereto shall endeavor to mutually agree upon an arbitrator who shall hear and determine the controversy or dispute. Such arbitrator's decision shall be final and conclusive upon the parties.
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         c.  In the event the parties hereto are unable to agree upon a mutually acceptable arbitrator, each party shall appoint one (1) impartial person, and the persons so chosen shall select an impartial person as arbitrator (the "Impartial Person"). In the event all arbitrators are unable to agree on a decision, the decision of the Impartial Person shall be final and conclusive upon the parties.

         d. The cost of any arbitration shall be borne equally by the parties to the arbitration. It is further agreed that discovery in any arbitration hereunder shall be limited to (a) the production of documents; (b) one set of written interrogatories not exceeding twenty-five (25) inquiries and their various parts and subparts; and (c) one deposition. The parties further agree that the arbitrator shall have the authority to issue subpoenas in compliance with the law of the State of California to compel witnesses to appear and testify at the arbitration. The arbitrator shall further have the authority to resolve any discovery disputes as they may arise.

         e. Each party shall submit to the arbitrator and exchange with each other in advance of the hearing their last best offer to compromise or resolve their disputes. The arbitrator shall be limited to awarding only one or the other of the two proposals submitted.

         f. The arbitration award shall be in writing and shall specify the factual and legal basis for the award.

         g. All arbitration proceedings herein shall be pursued privately and no party hereto shall publicize the fact of, or the decision of, any such arbitration except as the same may be required by law.

         h. The parties hereto agree that they must request arbitration under this Agreement within ninety (90) days from the date of the event giving rise to liability. In the event any such disputes are not so tendered within such respective ninety (90) day period, they shall be forever barred and any and all of such claims shall be deemed waived and released in their entirety.

THE PARTIES HERETO HEREBY EXPRESSLY WAIVE THEIR ENTITLEMENT, IF ANY, TO HAVE CONTROVERSIES BETWEEN THEM DECIDED BY COURT OR A JURY.

6. Assignment. This Agreement and all rights provided herein shall not be assignable by any party hereto except as may be required by a surety company in a matter of subrogation.

7. Complete Agreement. This Agreement and any exhibits attached hereto and made a part hereof, supersede and take the place of any and all previous management agreements entered into between the parties hereto. Any amendment, addition or deletion to this Agreement shall be null and void unless made by the parties in writing.
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8.  Attorneys' Fees.  In the event of litigation between the parties over the interpretation or enforcement of this Agreement, the prevailing party shall be paid its reasonable attorneys' fees and costs.

                           [SIGNATURE PAGE TO FOLLOW]
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  IN WITNESS WHEREOF THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT AS OF THE
                       DATE AND YEAR FIRST ABOVE WRITTEN.


BANK:

FIRST BANK AND TRUST

By:___________________________________

Title:________________________________

ACKNOWLEDGED AND AGREED:

PROSHOT:

PROSHOT GOLF, INC.

By: __________________________________

Title:  ______________________________

GUARANTORS:

--------------------------------------   ---------------------------------------
WILLIAM BONE                             RALPH ESCHENBACH

--------------------------------------   ---------------------------------------
WILLIAM J. DONOVAN                       FAYEZ SAROFIM & CO.

______________________________________   By:____________________________________
DANIEL D. LANE
                                         Name:__________________________________

                                         Title:_________________________________

______________________________________   By:____________________________________
DAVID B. KUHN, JR.
                                         Name:__________________________________

                                         Title:_________________________________

VINTAGE TRUST
dated 10/18/93                           THE TORO COMPANY


By:___________________________________   By:____________________________________

Name:_________________________________   Name:__________________________________
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Title:  Trustee                          Title:_________________________________

By:___________________________________   By:____________________________________

Name:_________________________________   Name:__________________________________
Title: Trustee
                                         Title:_________________________________